Exhibit 99.2

COHEN & COMPANY ANNOUNCES STRATEGIC TRANSACTIONS

Sale of Contract Rights and Entry Into a Related Three-Year Services Agreement for up to $44.5 Million in Proceeds

New $14.6 Million Two-Year Secured Credit Facility - Refinancing, Extension and Rate Reduction of Existing Credit Facility

Cash Offer to Purchase $9.5 Million of Subordinated Notes at 80% of Par

Philadelphia and New York, July 29, 2010 – Cohen & Company Inc. (NYSE AMEX: COHN), a leading investment firm specializing in credit-related fixed income investments, today announced a series of strategic transactions designed to enhance the firm’s long-term liquidity and operating flexibility as it continues to invest in its growth businesses. This strategy includes the sale of Alesco collateral management rights to ATP Management LLC (“ATP”), an affiliate of certain investment funds managed by affiliates of Fortress Investment Group LLC, a three-year services agreement related to servicing the Alesco collateral management rights, a two-year secured credit facility, as well as an offer to purchase all outstanding unsecured subordinated promissory notes due June 20, 2013.

Daniel G. Cohen, Chairman and Chief Executive Officer of Cohen & Company, said, “The Alesco transactions, which accelerate the monetization of some of our CDO collateral management rights, as well as the announcement of a new credit facility that extends the term of our bank borrowings and reduces interest costs, are significant developments in providing our firm additional resources for the future of our growth businesses.”

Master Transaction Agreement to Sell Alesco I through Alesco XVII Collateral Management Rights

Cohen & Company Financial Management, LLC (“CCFM”), a subsidiary of Cohen & Company, sold to ATP the collateral management rights and responsibilities arising after the sale relating to the Alesco X through XVII securitizations, which represent $3.8 billion of assets under management. In addition, CCFM has agreed to sell to ATP its collateral management rights and responsibilities arising after the sale relating to the Alesco I through IX securitizations, which represent $3.0 billion of assets under management, upon satisfaction of certain conditions, including obtaining the consent of certain equity holders.

Pursuant to the terms of the agreement, ATP will pay CCFM an aggregate sum of up to $9.5 million ($5.4 million for the Alesco X through XVII rights, and up to $4.1 million for the Alesco I through IX rights), plus an earn-out equal to 50% of all management fees collected over a seven-year period that are in excess of an agreed upon amount. The earn-out portion of consideration has the potential to result in payments of up to $12 million during the seven-year period depending primarily on the level of defaults and prepayments experienced in the securitizations. The agreement affects $6.8 billion, or 47%, of Cohen & Company’s $14.5 billion of assets under management at June 30, 2010. Alesco I through XVII generated $2.5 million, or 40%, of Cohen & Company’s $6.2 million of asset management revenue in the second fiscal quarter of 2010 (with Alesco X through XVII representing $1.4 million, or 22%).

Three-Year Services Agreement

In connection with the Master Transaction Agreement, CCFM has entered into a three-year Services Agreement under which it will provide certain services to ATP. ATP will pay CCFM up to $23.0 million ($13.6 million for the Alesco X through XVII securitizations, and up to $9.4 million for the Alesco I through IX securitizations if such rights are sold) over that time. ATP has agreed to escrow the $23 million payable under this arrangement as such rights are sold.

Total cash received by Cohen & Company from today’s initial closing under the Master Transaction Agreement and the three-year Services Agreement was $5.1 million, net of purchase price adjustments.

$14.6 Million Two-Year Senior Secured Credit Facility

Dekania Investors, LLC, another subsidiary of Cohen & Company, today entered into a new $14.6 million secured credit facility with TD Bank, N.A. The new credit facility expires in September 2012, and replaces Cohen Brothers, LLC’s previous $30 million revolving credit facility that was due to expire on May 31, 2011. Proceeds of the credit facility will be used to finance working capital requirements and for general corporate purposes. Cohen & Company, and its affiliates, continue to grant TD Bank a security interest in certain of their assets, including their rights in the three-year Services Agreement discussed above. The current minimum annual interest rate of the credit facility is 6.0%, which is less than the minimum annual interest rate of 8.5% on the previous $30 million revolving credit facility.

The credit facility is comprised of $13.3 million of term loan capacity and a maximum of $1.3 million for the issuances of letters of credit. Today Cohen & Company drew the first $9.3 million term loan. The remaining $4.0 million of term loan capacity may be drawn, depending on which of the remaining contractual rights and responsibilities relating to the Alesco I through IX securitizations are sold, as and if required consents are obtained. Scheduled payments of principal and interest are required over the term of the credit facility. TD Bank will not be required to fund the additional term loan draws if they are not made by September 30, 2010.

Offer to Purchase any and all Outstanding Unsecured Subordinated Promissory Notes Due June 20, 2013

Additionally, Cohen & Company Securities, LLC, another subsidiary of Cohen & Company, today commenced its offer to purchase all of the outstanding unsecured subordinated promissory notes issued by Cohen Brothers, LLC due June 20, 2013. The notes have a current principal balance of $9.5 million, and interest is paid in cash at an annual rate equal to nine percent (9%) per annum and in kind, at an annual rate equal to three percent (3%) per annum.

The offer will expire at 11:59 PM, New York City time, on August 26, 2010, unless extended or earlier if terminated by Cohen & Company. Holders of the notes who validly tender, and do not validly withdraw, their notes on or prior to the expiration date will receive $0.80 for each $1.00 principal amount of notes tendered, plus eighty percent (80%) of accrued and unpaid in kind interest up to, but excluding, the payment date, plus one hundred percent (100%) of accrued and unpaid cash interest up to, but excluding, the payment date.

About Cohen & Company

Cohen & Company is a leading investment firm specializing in credit-related fixed income investments. Cohen & Company was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown over the past ten years into a more diversified fixed income specialist. Our primary operating segments are Capital Markets and Asset Management. Our Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products. Our Asset Management segment manages assets through listed and private companies, funds, managed accounts and collateralized debt obligations. As of June 30, 2010, we manage approximately $14.5 billion in credit-related fixed income assets in a variety of asset classes, including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

While we cannot predict all of the risks and uncertainties, they include, but are not limited to, the fact that the earn-out payments to CCFM from the sale transaction discussed in this release may differ materially from the amount set forth above due to prepayments and defaults experienced by the assets in the securitizations and/or reductions in collateral management fees earned from the contract rights, as well as those risks and uncertainties described in “Item 1A—Risk Factors” included in Cohen & Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements.

All subsequent written and oral forward-looking statements concerning other matters addressed in this release and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by law, we undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contact:

Investors: Media:

Cohen & Company Inc. Joele Frank, Wilkinson Brimmer Katcher

Joseph W. Pooler, Jr., 215-701-8952 James Golden, 212-355-4449

Chief Financial Officer jgolden@joelefrank.com

investorrelations@cohenandcompany.com